         Exhibit 99.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-161175 on Form S-8 of our report dated March 3, 2022, except as to Note 25, as to which the date is December 12, 2022, with respect to the revised consolidated financial statements of Altisource Portfolio Solutions S.A. and subsidiaries (the “Company”) as of December 31, 2021 and 2020 and for the two years then ended (which report expresses an unqualified opinion on the consolidated financial statements and an emphasis of matter paragraph related to concentration of revenue and uncertainties) and our report dated March 3, 2022 relating to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 which appear in the Current Report on Form 8-K filed with the SEC on December 12, 2022.

Mayer Hoffman McCann P.C.

December 12, 2022
St. Petersburg, Florida